UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2008

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2008, CHS Inc. amended its $1.3 billion five-year committed line of credit. The substantive changes to the revolving credit agreement that were made by the amendment include: (a) increasing the amount of draws under the credit agreement available to pay commercial paper issued by CHS from $100 million to $200 million, and (b) increasing the maximum amount of guarantees of other parties' liabilities, which CHS can provide in the ordinary course of business, from $150 million to $500 million. Other clarifying amendments which did not substantially change the terms of the credit agreement were also made.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10.1 Third Amendment to 2006 Amended and Restated Credit Agreement by and among CHS Inc., CoBank, ACB, and the Syndication Parties dated March 5, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

March 6, 2008	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to 2006 Amended and Restated Credit Agreement by and among CHS Inc., CoBank, ACB, and the Syndication Parties dated March 5, 2008.